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                             Pioneer Variable Contracts Trust

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March 2008
PIONEER ADVISORY

All Pioneer VCT Portfolios

This advisory is to inform you of the upcoming proxy solicitation to all Pioneer Variable Contract Trust (VCT) shareholders and contract holders. The record date for this proxy solicitation was February 14, 2008 and the shareholder meeting is expected to be held in May 2008.

There are five (5) proposals (summarized below) to be voted on by shareholders (insurance company separate accounts) and investors owning a variable annuity or life insurance contract with contract value invested in shares of a Portfolio (contract holders). None of the proposals involve changes to a Portfolio's investment objective, an increase in management fee or name changes. Please note that Proposal 3 consists of various sub-proposals specific to certain Portfolios.


Important Information Regarding this Proxy Solicitation - New Internet
Procedures

The Portfolios plan to utilize the new "notice and access" solicitation process to the extent possible, as an alternative to the traditional approach of delivering a printed set of proxy materials to all shareholders and contract holders. This approach is expected to reduce significantly the Portfolios' printing and mailing costs and save paper.

Under this approach, the Portfolios will mail shareholders and contract holders a "notice of internet availability of proxy materials," make the proxy statement (booklet) available on-line and provide a printed proxy statement to any shareholder or contract holder who requests it. Shareholders and contract holders will be able to vote by separately mailed proxy card, via the internet or by telephone. Shareholders and contract holders may obtain hard copies of the proxy statement by calling a toll free number found on the notice or by requesting one on-line.

Proposal 1

     Elect Trustees. Shareholders are being asked to elect the Trustees for all Portfolios. Each of the nominees, except one, currently serves as a Trustee of some or all of the funds and Portfolios in the Pioneer fund complex.

Proposal 2

     Adopt an Amended and Restated Declaration of Trust. Shareholders are being asked to approve an amended Declaration of Trust for their Portfolios.

Proposals 3-A to 3-O

     Revise Fundamental Investment Policies. Shareholders are being asked to approve changes to the "fundamental" investment policies of their Portfolios. All mutual funds are required by law to have "fundamental" policies, that is, policies governing certain investment practices that may be changed only with the approval of fund shareholders. Many of the Portfolios have fundamental policies that are not required by law or are more restrictive than the law requires, and the policies vary, sometimes considerably, from Portfolio to Portfolio. At the meeting, shareholders will be asked to approve revised fundamental policies, eliminate other

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objectives that cannot be changed without shareholder approvals or approve the reclassification of those investment objectives as non-fundamental. These changes are intended to simplify compliance monitoring and provide additional flexibility for the Portfolios.

Proposal 4

     Approve an Amended and Restated Management Agreement with Pioneer Investment Management, Inc. Shareholders are being asked to approve an amended and restated management agreement between their Portfolio and the investment adviser, Pioneer Investment Management, Inc. ("Pioneer"). The new management agreement updates the terms of the existing management agreements to reflect current industry practices and standardizes the terms for all the Portfolios. There will be no decrease in services and no increase in management fees as a result of the new management agreement.

Proposal 5

     Approve a Policy Allowing the Appointment of Unaffiliated Sub-Advisers and Amendments to Sub-Advisory Agreements Without Shareholder Approval. Shareholders are being asked to approve a policy for their Portfolios whereby Pioneer may appoint sub-advisers for the Portfolios that are not affiliated with Pioneer and may make material changes to a sub-advisory agreement, in each case without shareholder approval, provided that the Trustees approve such appointments and amendments. Shareholders of certain Portfolios have already approved the use of such a policy.

If you have any questions regarding this Pioneer proxy solicitation, please contact your Pioneer relationship manager or call 1-800-622-9876

The Pioneer VCT Portfolios have filed relevant materials with the Securities and Exchange Commission (SEC), including a preliminary proxy statement. The information contained in these materials is not complete and may be changed. Because the final proxy statement will contain important information, shareholders are urged to read it carefully when it becomes available and before voting. The preliminary proxy statement filed with the SEC is available, and when filed with the SEC, the final proxy statement will be available free of charge at the SEC's website, www.sec.gov, under filings for each Pioneer VCT Portfolio. Shareholders of each Portfolio also will be able to obtain copies of the final documents, when available, by calling 1-866-884-2702 and providing the control number on the proxy card or on the "notice of internet availability of proxy materials" each shareholder and contract holder will receive.

Before investing, consider the product's investment objectives, risks, charges and expenses. Contact Pioneer Investments for a prospectus containing this information. Please read it carefully. To obtain a prospectus and for other information on any Pioneer fund, call 1-800-622-9876 or visit our website pioneerinvestments.com. Neither Pioneer, nor its representatives are legal or tax advisors. In addition, Pioneer does not provide advice or recommendations. You should consider your client's financial needs, goals, and risk tolerance before making any investment recommendations.